Exhibit 10.19
COMCAST CORPORATION

FORM OF NON-QUALIFIED OPTION AWARD
This is a Non-Qualified Stock Option Award dated as of the Date of Grant (together with all schedules hereto, this “Agreement”) is entered into by and between Comcast Corporation (the “Company”) and the Optionee.
1.Definitions. The following terms have the meanings ascribed to them below. Capitalized terms used in this Award but not defined herein have the meanings given to them in the Plan.
(a)“Award” means the award of Options granted pursuant to this Agreement.
(b) “Board” means the board of directors of the Company.
(c)“Cause” has the meaning set forth in the Optionee’s employment agreement with the Company, or, if no such agreement exists or has expired prior to such time, then “Cause” has the meaning set forth in the Plan.
(d)“Closing” means the closing of the acquisition and sale of the Shares as described in, and subject to the provisions of, Paragraph 8 hereof.
(e)“Closing Date” means the date of the Closing.
(f)“Code” means the Internal Revenue Code of 1986, as amended.
(g)“Common Stock” means the Company’s Class A Common Stock, par value, $.01 per share.
(h)“Company” means the Company (including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise) and each of its Subsidiaries.
(i)“Date of Exercise” means the date on which the notice required by Paragraph 5 hereof is delivered to the Company, in the form and in such manner as provided by the Committee from time to time.
(j)“Date of Grant” means the grant date identified on the attached Long-Term Incentive Award Summary Schedule.
(k)“Expiration Date” means the earliest of the following:
(1)If the Optionee’s Termination of Employment with the Company is due to any reason other than death, Disability, Cause, or a Retirement Termination, the date 90 days following such Termination of Employment;
(2)If the Optionee’s Termination of Employment with the Company is because of death or Disability, the day before the tenth anniversary of the Date of Grant;

(3)If the Optionee’s Termination of Employment with the Company is for Cause, the date of such Termination of Employment;
(4)Subject to cancellation by the Committee pursuant to Paragraph 3(d), following the Optionee’s Retirement Termination, the day before the tenth anniversary of the Date of Grant; or
(5)The day before the tenth anniversary of the Date of Grant.
(l)“Fair Market Value” means the Fair Market Value of a share of Common Stock, as determined pursuant to the Plan.
(m)“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
(n)“Long-Term Incentive Awards Summary Schedule” means the schedule attached hereto, which sets forth specific information relating to the grant, vesting and exercise of the Option.
(o)“Option” means the option hereby granted.
(p)“Optionee” means the individual to whom the Option has been granted as identified on the attached Long-Term Incentive Awards Summary Schedule.
(q)“Option Price” means the per Share exercise price of the Option, as calculated pursuant to the Plan and set forth on the attached Long-Term Incentive Awards Summary Schedule.
(r)“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.
(s)“Plan” means the Comcast Corporation 2023 Omnibus Equity Incentive Plan (as amended from time to time and including any successor plan thereto), incorporated herein by reference.
(t)“Retirement Termination” means the Optionee’s Termination of Employment for any reason (other than (i) due to the Optionee’s death or Disability or (ii) by the Company for Cause) at such time when the sum of the Optionee’s age and completed Years of Service equals or exceeds 70 (provided that the Optionee has at least reached age 62 and completed 5 or more Years of Service).
(u)“Shares” means the total number of shares of Common Stock, which are the subject of the Option hereby granted, as set forth on the attached Long-Term Incentive Awards Summary Schedule.
(v)“Subsidiary” means any business entity that, at the time in question, is a subsidiary of the Company within the meaning of section 424(f) of the Code.
(w)“Termination of Employment” means the Optionee’s termination of employment with the Participating Companies. For purposes of the Plan and this Award, the Optionee’s Termination of Employment occurs on the date the Optionee ceases to have a regular obligation to perform services for the Company, without regard to whether (i) the Optionee continues on the payroll of the Company for regular, severance or other pay or (ii) the Optionee continues to participate in one or more health and welfare plans maintained by the Company on the same basis as active employees. Whether the Optionee ceases to have a regular obligation to perform services for the Company shall be determined by the Committee in its sole discretion. Notwithstanding the foregoing, if the Optionee is a party to an employment agreement or severance agreement with the Company which establishes the effective date of the Optionee’s termination of employment for purposes of this Award, that date shall apply.
(x)“Years of Service” means completed continuous years of service as reflected in the personnel records of the Company.
(y)“1933 Act” means the Securities Act of 1933, as amended.
(z)“1934 Act” means the Securities Exchange Act of 1934, as amended.
2.Grant of Option.
(a)Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Optionee the Option to purchase any or all of the Shares, as set forth in the Long-Term Incentive Awards Summary Schedule.
(b)Subject to Section 409A of the Code, to the extent applicable, the Company reserves the right to replace the Option, to the extent not yet exercised, with other compensation of comparable value, terms and conditions if, before the earlier of (i) the date the Option has been exercised in full or (ii) the Expiration Date, the Company determines that in connection with the Optionee’s transfer to a location different from the Optionee’s principal place of business on the date of grant, local regulatory requirements render the Option’s continued holding of the Option impracticable.
3.Time of Exercise of Options.
(a)Except as provided in Paragraphs 3(b) or 3(c), the Option may be exercised after such time or times as set forth on the attached Long-Term Incentive Awards Summary Schedule, and shall remain exercisable until the Expiration Date, when the right to exercise shall terminate absolutely; provided that the Optionee has complied with all applicable provisions of the HSR Act. No Shares subject to the Option shall first become exercisable following the Optionee’s Termination of Employment for any reason other than death or Disability or following the Optionee’s Retirement Termination.
(b)All Shares subject to the Option shall vest and become exercisable upon the Optionee’s Termination of Employment because of death or Disability; provided that the Optionee has complied with all applicable provisions of the HSR Act.
(c)Notwithstanding Paragraph 3(a) to the contrary, and subject to the obligations described in Paragraph 3(d); provided that the Optionee has complied with all applicable provisions of the HSR Act, in the event of the Optionee’s Retirement Termination, the Option shall continue to vest and will become exercisable as set forth on the Long-Term Incentive Awards Summary Schedule.
(d)Notwithstanding the foregoing, the Option will be subject to cancellation by the Committee, in its sole discretion, if the Optionee breaches either of the following non-solicitation or non-competition obligations during the period following the Optionee’s Termination of Employment in which the Option remains exercisable by the Optionee pursuant to the terms of this Award:

(1)The Optionee shall not, directly or indirectly, solicit, induce, encourage or attempt to influence any customer, employee, consultant, independent contractor, service provider or supplier of the Company to cease to do business or to terminate the employment or other relationship with the Company.
(2)The Optionee shall not, directly or indirectly, (A) engage or be financially interested in (as an agent, consultant, director, employee, independent contractor, officer, owner, partner, principal or otherwise), any activities for any business (whether conducted by an entity or individuals, including the Optionee in self-employment) that is engaged in competition, directly or indirectly through any entity controlling, controlled by or under common control with such business, with any of the business activities carried on by the Company, any of its subsidiaries or any other business unit of the Company, or being planned by the Company, any of its subsidiaries or any other business unit of the Company with the Optionee’s knowledge at the time of the Optionee’s termination of employment (each a, “Competitive Business”) or (B) work in the Optionee’s profession (whether or not for a Competitive Business); provided that nothing in this Paragraph 3(b)(2) shall prevent the Optionee from engaging in the practice of law. This restriction shall apply in any geographical area of the United States in which the Company carries out business activities. Nothing herein shall prevent the Optionee from owning for investment up to one percent (1%) of any class of equity security of an entity whose securities are traded on a national securities exchange or market.
(e)If the Option remains unexercised immediately before the time at which the Option is scheduled to expire in accordance with the rules of the Plan and this grant document, the Option shall be deemed automatically exercised in accordance with Section 9(e)(ii) of the Plan immediately before the time at which the Option is scheduled to expire, if the Option satisfies the following conditions:
(1)The Option is covered by a then current registration statement or a Notification under Regulation A under the 1933 Act.
(2)The last reported sale price of a share of Common Stock on the principal exchange on which shares of Common Stock are listed on the date of determination, or if such date is not a trading day, the last preceding trading day, exceeds the Option Price by such amount as may be determined by the Committee from time to time. Absent a contrary determination, such excess per share shall be $0.01.
(3)The Optionee to whom such Option has been granted has not terminated employment for Cause, and, immediately before the time at which such Option is scheduled to expire, there is no basis for a termination of employment for Cause.
(4)The Optionee has complied with all applicable provisions of the HSR Act.
4.An Option subject to this Paragraph 3(e) shall be exercised via cashless exercise, such that subject to the other terms and conditions of the Plan, following the date of exercise, the Company shall deliver to the Optionee Shares having a value, at the time of exercise, equal to the excess, if any, of (A) the value of such Shares based on the last reported sale price of such Shares on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the last preceding trading date, over (B) the sum of (1) the aggregate option price for such Shares, plus (2) the applicable tax withholding amounts (as determined pursuant to Section 11 of the Plan) for such exercise.

5.    (f) If Options would have become exercisable pursuant to the Long-Term Incentive Awards Summary Schedule or this Paragraph 3, but did not vest solely because the Optionee was not in compliance with all applicable provisions of the HSR Act, then, unless the Options have expired, the such Options shall become exercisable on the first date following the date on which they would have become exercisable pursuant to the Long-Term Incentive Awards Summary Schedule or this Paragraph 3 on which Optionee has complied with all applicable provisions of the HSR Act.
6.Payment for Shares. Full payment for Shares purchased upon the exercise of an Option shall be made via cashless exercise, such that subject to the other terms and conditions of this Award and the Plan, the Company shall deliver to the Optionee Shares having a Fair Market Value, as of the Date of Exercise, equal to the excess, if any, of (a) the Fair Market Value of such Shares on the Date of Exercise of the Option over (b) the sum of (i) the aggregate Option Price for such Shares, plus (ii) the applicable tax withholding amounts (as determined pursuant to Paragraph 13 of this Award and Section 11 of the Plan) for such exercise.
7.Manner of Exercise. The Option shall be exercised by giving written notice of exercise in accordance with the manner prescribed by the Committee.
8.Non-transferability of Option. The Option may not be transferred or assigned by the Optionee otherwise than by will or the laws of descent and distribution or be exercised during his life other than by the Optionee or for his benefit by his attorney-in-fact or guardian. Any attempt at assignment, transfer, pledge or disposition of the Option contrary to the provisions hereof or the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect. Any exercise of the Option by a person other than the Optionee shall be accompanied by appropriate proofs of the right of such person to exercise the Option.
9.Securities Laws. The Committee may from time to time impose any conditions on the exercise of the Option as it deems necessary or appropriate to comply with the then-existing requirements of the 1933 Act or the 1934 Act, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission. If the listing, registration or qualification of Shares issuable on the exercise of the Option upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the purchase of such Shares, the Company shall not be obligated to issue or deliver the certificates representing the Shares otherwise issuable on the exercise of the Option unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. If registration is considered unnecessary by the Company or its counsel, the Company may cause a legend to be placed on such Shares calling attention to the fact that they have been acquired for investment and have not been registered.
10.Issuance of Certificate at Closing. Subject to the provisions of this Paragraph 8, the Closing Date shall occur as promptly as is feasible after the exercise of the Option. Subject to the provisions of Paragraphs 7 and 9 hereof, a certificate for the Shares issuable on the exercise of the Option shall be delivered to the Optionee or to his personal representative, heir or legatee at the Closing.
11.Rights Prior to Exercise. The Optionee shall not have any right as a stockholder with respect to any Shares subject to his Options until the Option shall have been exercised in accordance with the terms of the Plan and this Award and the Company shall have delivered the Shares. In the event that the Optionee’s Termination of Employment with the Company is for Cause, upon a determination by the Committee, the Optionee shall automatically forfeit all Shares otherwise subject to delivery upon exercise of an Option but for which the Company has not yet delivered the Shares.
12.Status of Option; Interpretation. The Option is intended to be a non-qualified stock option. Accordingly, it is intended that the transfer of property pursuant to the exercise of the Option be subject to federal income tax in accordance with section 83 of the Code. The Option is not intended to qualify as an incentive stock option within the meaning of section 422 of the Code. The interpretation and construction of any provision of this Option or the Plan made by the Committee shall be final and conclusive and, insofar as possible, shall be consistent with the intention expressed in this Paragraph 10.
13.Option Not to Affect Employment. The Option granted hereunder shall not confer upon the Optionee any right to continue in service as an employee, officer or director of the Company or any subsidiary of the Company.
14.Miscellaneous.
(a)The address for the Optionee to which notice, demands and other communications to be given or delivered under or by reason of the provisions hereof shall be the Optionee’s address contained in the Company’s personnel records, or such other address as the Optionee may provide to the Company by written notice.
(b)This Award may be executed in one or more counterparts all of which taken together will constitute one and the same instrument.
(c)The validity, performance, construction and effect of this Award shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.
(d)If any term or provision of this Award is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other term or provision hereof and this Award shall continue in full force and effect as if such invalid or unenforceable term or provision (to the extent of the invalidity or unenforceability) had not been contained herein.
15.Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of the Option, the Company shall have the right to (a) withhold Shares subject to the Optionee’s exercise of the Option as provided in Paragraph 4 of the Award and Section 11 of the Plan, (b) require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (c) take whatever action it deems necessary to protect its interests with respect to tax liabilities.
16.Data Protection. Optionee acknowledges that their personal data will be processed in accordance with the data privacy policy, notice and/or agreement that is applicable to them in connection with their employment.
17.Cancellation/Clawback. Optionee hereby acknowledges and agrees that Optionee and the Award are subject to the terms and conditions of Section 14 (Recoupment) of the Plan.
18.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The terms of the Plan are incorporated herein by reference. If and to the extent that this Agreement conflicts with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
19.Entire Agreement. This Agreement, the Plan and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.
20.Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and Optionee and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and Optionee, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
21.Imposition of other Requirements and Optionee Undertaking. The Company reserves the right to impose other requirements on Optionee’s participation in the Plan, on the Award and on any Shares to be issued upon settlement of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. Optionee agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to accomplish the foregoing or to carry out or give effect to any of the obligations or restrictions imposed on either Optionee or the Award pursuant to this Agreement.
22.References. References herein to rights and obligations of Optionee shall apply, where appropriate, to the Optionee’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

IN WITNESS WHEREOF, the Company has granted this Award on the day and year first above written.

COMCAST CORPORATION

BY: [●] Title: [●]

FORM OF LONG-TERM INCENTIVE AWARDS SUMMARY SCHEDULE

This Long-Term Incentive Awards Summary Schedule (the “Schedule”) provides certain information related to the Non-Qualified Stock Options and Restricted Stock Units you were granted by Comcast Corporation on (the “Date of Grant”). This Schedule is intended to be, and shall at all times be interpreted as, part of your Comcast Corporation Non-Qualified Option award document.

Non-Qualified Stock Option Award

Optionee:	[●]
Date of Grant:	[●]
Common Stock:	Comcast Corporation Class A Common Stock
Per Share Option Price:	$[●]
Shares Subject to Option:	[●]
Vesting Dates /Exercisability of Option:
[●] of the Shares subject to the Option may be exercised following the second anniversary of the Date of Grant.
[●] of the Shares subject to the Option may be exercised following the third anniversary of the Date of Grant.
[●] of the Shares subject to the Option may be exercised following the fourth anniversary of the Date of Grant.
[●] of the Shares subject to the Option may be exercised following the fifth anniversary of the Date of Grant.

Option Term:	10 Years, except as otherwise provided in your Comcast Corporation Non-Qualified Option award document.